UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): December 20, 2005
INTERPHASE CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Texas
(State or Other Jurisdiction of Incorporation)

0-13071	75-1549797
(Commission File Number)	(IRS Employer Identification No.)

2901 North Dallas Parkway, Suite 200, Plano, Texas	75093
(Address of Principal Executive Offices)	(Zip Code)
(214) 654-5000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(C))

Item 1.01	Entry into a Material Definitive Agreement
On December 19, 2005, the Board of Directors of Interphase Corporation approved the acceleration of the vesting of all unvested options to purchase shares of common stock of Interphase Corporation that are held by employees and executive officers as of December 19, 2005. Less than one percent of these unvested options consist of “in-the-money” options. The number of shares and exercise prices of the options subject to the acceleration are unchanged. The Company elected to take this action to eliminate approximately $350,000 of future compensation expense that would have been recorded over a two year period beginning January 1, 2006 following the company’s adoption of Statement of Financial Accounting Standards No. 123(R) “Share-Based Payments”. Since the Company currently accounts for its stock options in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees (“APB No. 25”), it will report compensation expense related to the affected options for disclosure purposes only in its fourth quarter 2005 financial statements. The Company’s board and executive management believes that this action is in the best interest of the Company and its shareholders.
The following table summarizes the outstanding options subject to accelerated vesting:

	Aggregate Number
	of Shares Issuable	Weighted Average
	Under Accelerated	Exercise Price Per
	Stock Options (#)	Share
Total Non-Employee Directors	0	N/A
Total Executive Officers	167,830	$9.47
Total All Other Employees	38,092	$7.61

Total	205,922	$9.13

Item 9.01	Financial Statements and Exhibits
     (d) Exhibits
          Exhibit 99.1 — Press Release Dated December 20, 2005
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERPHASE CORPORATION (Registrant)
	By:	/s/ Thomas N. Tipton Jr.
Thomas N. Tipton Jr.
Interim Chief Financial Officer, Vice President of Finance and Treasurer (Principal Financial and Accounting Officer)
Plano, Texas Date: December 20, 2005